LETTER OF INTENT



November 14, 2001

RE: PURCHASE OF ALL ISSUED AND OUTSTANDING SHARES OF INTERNETLOTO, INC. (A PRIVATE CALIFORNIA CORPORATION) BY RIMPAC RESOURCES LTD. (A NEVADA CORPORATION)

The parties have agreed to the following:

    1. Rimpac Resources Ltd., has 8.55 million shares issued and outstanding and is listed on the OTC BB NASD.

    2. InternetLOTO, Inc. is a private California Corporation with 8 million shares issued.

    3. Rimpac Resources, Ltd. will acquire all the shares of issued and outstanding in InternetLOTO, Inc. for a total of 11.45 million shares of 144 stock, one year hold stock.

    4. Rimpac Resources will then have 20 million shares issued and outstanding.

    5.   InternetLOTO, Inc. will then become a division of Rimpac Resources Ltd.

    6. InternetLOTO, Inc. shareholders will have the right to appoint a new board of directors and a new president to Rimpac.

    7. InternetLOTO, Inc. will conduct business according to its business plan and offering memorandum. All directors will have a fiduciary responsibility to fulfill the direction of the business plan.



Date: November 14, 2001


By:
Rimpac Resources, Ltd.                      InternetLOTO, Inc.

/s/ GEORGIA KNIGHT                          /s/ THOMAS JOHNSON
--------------------------                  -----------------------------
Georgia Knight, President                   Thomas Johnson, President & CEO